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                                                                    EXHIBIT 23.5


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 4, 1997, accompanying the consolidated financial statements of Citizens Gwinnett Bankshares, Inc. for the year ended December 31, 1996, included in Form 10-K for Premier Bancshares, Inc. for the year ended December 31, 1998. We hereby consent to the incorporation by reference of said report in the Registration Statement of Premier Bancshares, Inc. on Form S-8 pertaining to the registration of 1,000,000 additional shares issuable pursuant to the Premier Bancshares, Inc. 1997 Stock Option Plan, as amended.


                                      /s/ PORTER KEADLE MOORE, LLP


Atlanta, Georgia
June 1, 1999